CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293295 on Form S-6 of our report dated March 18, 2026, relating to the financial statement of FT 12857, comprising Nasdaq(R) Dividend Achievers 25 Portfolio, Series 44, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 18, 2026